September 2009

Corporate Update

Forward Looking Statement

With the exception of historical information, the matters discussed on the conference call today include forward-looking statements within the meaning of U.S. federal securities laws and are intended to be covered by the safe harbors created thereby. Forward-looking statements are generally identified by words such as “believe,” “anticipate,” “expect,” “intends,” “may,” “will,” or similar expressions. Also, statements that describe ASA’s future plans, objectives, estimates or goals are also forward-looking statements. By their nature, forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of management’s plans to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to, performance of the companies whose securities comprise ASA’s portfolio, the conditions in the United States, South Africa and other securities and foreign exchange markets, the prices of gold, platinum and other precious minerals which, in turn, are affected by a variety of global, economic, financial and political factors and may fluctuate substantially over short periods of time. ASA assumes no obligation to revise, correct or update the forward-looking statements.

It should be noted that past investment performance discussed in this conference call is not indicative of future investment results.

This conference call does not constitute an offer to sell nor a solicitation of an offer to buy securities of ASA Limited or any of the securities of any companies mentioned.

2

Fund History

•	Organized in 1958 in the Republic of South Africa

• To provide U.S. shareholders with the means to invest in South African gold shares

•	Listed on the NYSE under the symbol “ASA”

•	Headquartered in the United States

•	1987 – ASA deemed to be a Passive Foreign Investment Company

•	Reorganized in Bermuda 2004

• To protect shareholders from negative impacts of South African tax changes

• Subsequent shareholder approval of new investment policy allowed further diversification – driven by changing nature of precious metals market

3

Management Structure

•	ASA is a unique, internally managed fund

	•	Sole priority of fund manager is to generate high relative total returns for ASA shareholders

	•	No affiliation with large mutual fund complex

	•	Maintains one of the lowest expense ratios in the industry

•	Lean management team

	•	David Christensen – President and Chief Executive Officer

	•	Paul Wustrack, Jr. – Secretary and Chief Compliance Officer

	•	Larry Nardolillo – Chief Financial Officer

4

Gold Market Outlook

Supply/Demand Fundamentals

•	Positive Factors

	•	Global mine production expected to decline slowly.

	•	Central Bank sales continue at lower levels than expected – China is a buyer.

	•	Strong demand for Gold ETFs during last two years.

	•	Strong demand for gold coins has left retailers with short supply.

•	Negative Factors

	•	Jewelry demand demonstrating significant economic sensitivity.

5

Global Production Trends

6

Jewelry Demand - Under Pressure

Metric Tons
Dollars per Troy Ounce
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
1972
1974
1976
1978
1980
1982
1984
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
Jewelry Demand
Average Gold Price

7

Gold ETF Bullion Holdings

iShares COMEX Gold (USA)
SPDR Gold Trust (USA)
NewGold Issuer Ltd (JSE)
Lyxor Gold Bullion Securities (LSE)
Gold Bullion Securities Ltd (ASX)
Ounces
50,000,000
45,000,000
40,000,000
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
-
Mar-03
May-03
Jul-03
Oct-03
Dec-03
Feb-04
Apr-04
Jun-04
Aug-04
Oct-04
Dec-04
Feb-05
Apr-05
Jun-05
Aug-05
Oct-05
Dec-05
Feb-06
Apr-06
Jun-06
Aug-06
Oct-06
Dec-06
Feb-07
Apr-07
Jun-07
Aug-07
Oct-07
Dec-07
Feb-08
Apr-08
Jun-08
Aug-08
Oct-08
Dec-08
Feb-09
Apr-09
Jun-09
Aug-09

8

Rationale for Investing in Precious Metals

Systemic risk fears	The prospects for much higher long-term inflation
• •

Risk to savers of a collapse in the financial system due to bank failures wiping out savings

Although this risk probably peaked in 2008, government bailouts have become more explicit, with guarantees, capital injections, or even full-scale nationalization of institutions

	•	Although inflation rates have declined sharply and the near-term risk is shifting towards disinflation, many commentators are concerned about an eventual surge in inflation
Worries about surging government debt debasing all currencies	Ever-present geopolitical risk
•

Cost of bank bailouts, both in capital injections and the liabilities that governments are assuming (and will assume), combined with the cost of fiscal stimulus and the fall in tax revenues from slumping economic activity

	•	Confrontation between countries with a popular affinity for gold, such as India and Pakistan, or a broader Middle East conflict threatening the supply of oil, could trigger substantial gold buying

9

Gold Producers

Mining Companies Looking Better

•	Operating margins improving due to weaker local currencies and declining oil prices.

•	Capital availability has increased – more than $7 billion raised this year.

•	Capital costs are declining.

•	Marginal producers and exploration companies are benefiting the most.

10

Fundamentally Driven

•	ASA management has visited almost all of the operations of every company in our portfolio.

• We meet with management of all investment holdings multiple times each year.

•	Management is actively following the sector and adapts the portfolio to changes in the industry and market dynamics.

• Recent shifts from South African producers and introduction of recovery situations to portfolio.

•	Experience in all aspects of this sector, from corporate to investment management.

11

Valuing Precious Metals Companies

Mining Company Evaluation criteria.

Valuation
Management
Growth Potential
Cash Flow / Earnings
Cash Cost
Leverage to Commodity Price
Resource Base & Sustainability
"Catalysts" / News Flow
Geopolitical Risk
Balance Sheet Strength
Scale
Base Metal Exposure
Liquidity

…Management must have the ability to both sell the story and execute the plan.

12

NAV Discount

0%
-2%
-4%
-6%
-8%
-10%
-12%
-14%
-16%
-18%
-20%
Pre-Proxy
Proxy / Tender offer period
Post Tender offer
Measurement Period
Jul-07
Aug-07
Sep-07
Oct-07
Nov-07
Dec-07
Jan-08
Feb-08
Mar-08
Apr-08
May-08
Jun-08
Jul-08
Aug-08
Sep-08
Oct-08
Nov-08
Dec-08
Jan-09
Feb-09
Mar-09
Apr-09
May-09
Jun-09
Jul-09
Aug-09

Data to end of August 2009

13

Tender Offer

•	Offer to remain open to shareholders until October 2, 2009 unless extended by the Company

•	ASA will repurchase up to 10% of outstanding shares at 98% of NAV as determined at the close of regular trading on the NYSE on October 2, 2009, or such later date to which the offer may be extended.

•	If more than 10% of the outstanding shares are tendered, shares will be purchased on a prorated basis.

•

The Board of Directors has committed to a potential repurchase of an additional 10% of the outstanding shares in fiscal 2010 should the discount to NAV exceed 10% during a measurement period during the 2010 fiscal year.

14

Portfolio Diversification

15

Performance Relative to FT Gold*

Including reinvestment of ASA dividends, charts current to 8/21/2009. * Financial Times Global Gold Share Index is a price only index, and does not include reinvested dividends

16

Historical Dividends

17